Exhibit 10.58

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into this 30th day of November, 2006 (the “Effective Date”), by and between PH Fee Owner LLC, a Delaware limited liability company (“Landlord”), and OpBiz, L.L.C., a Nevada limited liability company (“Tenant”).  Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Glossary attached hereto.

RECITALS

A.            Landlord is the owner of the real property and all improvements thereon located in Clark County, Nevada (the “Property”), including, without limitation, the gaming areas of that certain resort hotel casino located thereon and more commonly and formerly known as the Aladdin Hotel and Casino (the “Premises” or the “Hotel Casino”), as more particularly described on Exhibit A attached hereto, less and except the Timeshare Operations Space, and all fixtures permanently attached to the realty and located therein or thereon as of the Effective Date (the “Fixtures” and together with the Premises, the “Leased Assets”)  The Leased Assets specifically exclude the Gaming Equipment, the ownership of which is and shall remain in Tenant; and

B.            Landlord desires to lease to Tenant and Tenant desires to accept, hire and lease from Landlord the Leased Assets for Tenant’s operation of the Hotel Casino, subject to the terms and conditions more particularly described herein.

AGREEMENT

1.             LEASED ASSETS.

1.1           Leased Assets.  Upon the conditions, limitations, covenants and agreements herein set forth, Landlord hereby leases to Tenant, and Tenant hereby accepts, hires and leases from Landlord the Leased Assets.  Landlord and Tenant acknowledge that the description of the Premises in Exhibit A may change from time to time as reconfigurations of the gaming areas of the Hotel Casino occur in the normal course of business.  Upon any such reconfiguration, Landlord and Tenant agree to reasonably cooperate to mutually agree upon appropriate changes to Exhibit A to reflect the reconfiguration.  Notwithstanding the foregoing, Landlord and Tenant agree that, so long as the Debt is outstanding, Tenant shall not be permitted to make any changes to Exhibit A which will materially diminish the size of the leased premises described in that certain Lease Agreement of even date herewith between Landlord and Tenant for the non-gaming areas of the Property, unless Tenant obtains the prior written consent of Lender (as defined in the Loan Agreement) which consent may be withheld in Lender’s reasonable discretion.

1.2           Future Reservations.  This Lease shall be subject to all existing and future covenants, conditions, restrictions, reservations and easements now or hereafter recorded against the Property including, without limitation, that certain Agreement and Amendment to Construction Operation and Reciprocal Easement Agreement by and between Boulevard Invest, LLC and Planet Hollywood, dated on or about July 31, 2005, and recorded in Book 20051117 as

Instrument No. 0005802 of the Official Records of Clark County, Nevada,  concerning the Desert Passage Mall, and that certain Construction, Operation and Reciprocal Easement Agreement entered into as of February 26, 1998 by and among Aladdin Gaming, LLC, Aladdin Bazaar, LLC and Aladdin Music Holdings, LLC.

2.             TERM.

2.1           Commencement Date.  The commencement date of this Lease (the “Commencement Date”) shall be the date hereof.

2.2           Term.  The initial term of the Lease (the “Initial Term”) shall be two (2) years commencing on the Commencement Date.  Provided, however, that the Initial Term shall automatically renew for successive periods of one (1) year each for so long as the Debt is outstanding and, thereafter, for successive periods of three (3) months (each a “Renewal Period” and together with the Initial Term, the “Term”), unless, after the Debt is no longer outstanding, either party gives thirty (30) days’ written notice to the other party prior to the expiration of the then current Initial Term or Renewal Period, as the case may be, that such automatic renewal will not occur.

3.             RENT.

3.1           Rent.  Beginning on the first (1st) day of the month immediately following the Commencement Date and on the first (1st) day of each month during the Term thereafter, Tenant shall pay to Landlord, without offset or deduction, monthly base rent for the Leased Assets of One Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($1,166,667.00) (the “Rent”).  In the event the Commencement Date of this Lease occurs on a day other than the first day of a calendar month, the Rent for such partial calendar month shall be a prorated portion of a full monthly installment of Rent, which shall be paid to Landlord on the Commencement Date.  In the event this Lease expires or is earlier terminated on a day other than the last day of a calendar month, the Rent for such partial calendar month shall be a prorated portion of a full monthly installment of Rent, and Tenant shall be reimbursed by Landlord for any amounts applicable to the portion of the calendar month following the expiration of the Term.

3.2           Payment.  All payments of Rent shall be payable by Tenant to Landlord in legal tender of the United States of America at the address set forth for Landlord in Section 22.2 or such other place as Landlord may, from time to time, designate in writing.

3.3           Late Charge.  If Tenant shall fail to pay Rent within five (5) days after written notice from Landlord to pay rent, then the past due rent shall bear interest at the Interest Rate (as defined below), from the due date thereof until paid.  The amount of any such interest shall be additional rent hereunder and shall be payable upon demand.  The assessment and receipt of interest as aforesaid shall be in addition to, and shall in no way be deemed to limit, any other rights and remedies Landlord may have under this Lease or otherwise for non-payment of Rent.  As used herein, “Interest Rate” shall mean an interest rate equal to the statutory rate of interest set forth in NRS 99.040 or any successor statute.

3.4           Net Lease.  It is the purpose and intent of Landlord and Tenant that the Rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Rent specified herein in each month during the term of this Lease.  This is an absolutely net lease, and, except as otherwise specifically provided in Sections 2.2 and 16 hereof, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease.

4.             POSSESSION AND SURRENDER.

4.1           Acceptance.  Tenant shall be deemed to have accepted the Leased Assets on the date hereof.  Tenant represents to Landlord that Tenant has examined the title to and the physical condition of the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Premises in their respective, present condition “as is, where is, with all faults”.  Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein.

4.2           Tenant’s Property.  Unless otherwise agreed between Landlord and Tenant, upon the expiration or earlier termination of the Term, Tenant shall surrender the Leased Assets, including, without limitation, any improvements or repairs undertaken by Tenant and any other improvements to the realty, in the same condition as on the Commencement Date, reasonable wear and tear excepted.  Any of Tenant’s Property which is not promptly removed upon the expiration or earlier termination of the Term shall be deemed abandoned by Tenant, and Tenant shall have no further right, title or interest in and to such abandoned Tenant’s Property.

5.             USE OF LEASED ASSETS.

5.1           Use of Leased Assets; and Operating Standards.  The Leased Assets are leased to Tenant solely for conducting the business of operating the Hotel Casino, so long as such use is in accordance with the Operating Standards (as defined herein).  For purposes of this Lease, “Operating Standards” mean, collectively, the standards and manner of operation for the Hotel Casino and the management of the gaming business (including any operations related or ancillary thereto) which shall be (i) substantially consistent and in accordance with prior practice and, in any event, no less than the standards and manner of operation on the date hereof in all material respects, (ii) in accordance with the requirements of the Management Agreement (as defined in the Loan Agreement), this Lease and the Loan Documents (as defined in the Loan Agreement), (iii) in accordance with Applicable Laws and (iv) in accordance with the applicable insurance policies and other reasonable business requirements of any carrier having insurance on the Property or any part thereof.

5.2           Maintenance.  Except as provided for elsewhere herein, Tenant shall keep and maintain, at Tenant’s sole cost and expense, in good order, condition and repair, reasonable wear and tear excepted.

5.3           Non-Interference.  Tenant shall not do, permit or suffer anything to be done, or kept upon the Premises which will obstruct or interfere with the rights of Landlord.

5.4           Compliance With Easements.  The use of the Leased Assets by Tenant, its Affiliates, agents, employees, servants, contractors, licensees, customers or business invitees, shall at all times be in compliance with all material covenants, conditions and restrictions, easements, reciprocal easement agreements, and all matters presently of public record or which may hereafter be placed of public record, which affect the Leased Assets or the Property, or any part thereof.

5.5           Compliance With Laws and Loan Documents.  Tenant shall, at its sole cost and expense, comply with all Applicable Laws during the Term and affecting the Leased Assets or Tenant’s use thereof and Tenant shall not use the Leased Assets so as to create waste or constitute a nuisance or disturbance.  Furthermore, the terms of the Loan Documents, to the extent applicable, are hereby incorporated by reference and shall, as herein incorporated, survive any foreclosure of the Loan (as defined in the Loan Agreement) for the benefit of any Successor Landlord (as defined herein).

5.6           Hazardous Substances.  Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal or any Hazardous Materials or allow or suffer any other Person to do so.

5.7           Alterations.  Except as contemplated or permitted by the Loan Agreement, Tenant shall not make any structural alteration or replacement (whether interior or exterior, ordinary or extraordinary) of any nature or description to the Premises without having first obtaining Landlord’s prior written approval thereof, which consent shall not be unreasonably withheld, delayed or denied.  Tenant is authorized to make non-structural alterations, repairs and replacements without the necessity of obtaining Landlord’s written consent, but only on the condition that it provide prior notice of such work so as to afford Landlord reasonable time to file notices of nonresponsibility.

6.             GAMING EQUIPMENT/LIQUOR.

6.1           Gaming.  Tenant may, at all times during the Term, be responsible for and conduct Gaming Operations in the casino portion at the Hotel Casino (the “Casino”) and all activities necessary or incidental thereto, including, without limitation:

(a)           Gaming Operations.  Maintain all necessary regulatory authorizations of the Nevada Gaming Authorities;

(b)           Sports Book.  Permit the continued provision of a sports book at the Casino; and

(c)           Expenses.  Be responsible for, and bear the expense of, all accounting, marketing, advertising, special events, surveillance and maintenance associated with the Gaming Equipment and the Gaming Operations.

6.2           Location.  The location and selection of the Gaming Equipment on the Premises shall be at the sole discretion of Tenant.

6.3           Supervision of Minors.  Tenant shall be responsible at all times, in accordance with Nevada Gaming Laws, to provide supervision at or near the Gaming Equipment to prevent minors from playing the Gaming Equipment or loitering in the Casino and will provide one (1) or more employees at all times during operation of the Gaming Equipment to achieve the foregoing.

6.4           Title to Gaming Equipment.  The Gaming Equipment is and shall remain Tenant’s Property at all times during the Term and shall not be deemed fixtures, notwithstanding any attachment or connection thereof to any part of the Premises.  The Gaming Equipment shall not be deemed part of the Leased Assets.

6.5           Chips and Tokens.  In connection with the termination of the Lease, Tenant shall be solely responsible for the redemption of Tenant’s outstanding chips and tokens in accordance with and pursuant to the provisions of Regulation §12.070 (the “Redemption Regulation”).  In addition, Tenant shall pay all costs, charges and fees, including, but not limited to, reasonable attorney’s fees, incurred in connection with Tenant’s compliance with the Redemption Regulation.

6.6           Liquor.  Tenant may conduct the sale of liquor at the Hotel Casino (the “Liquor Sales”) and all activities necessary or incidental thereto, including, without limitation:

(a)           Liquor Sales.  Maintain all licenses necessary for the Liquor Sales, comply with all Applicable Laws, provide all equipment necessary or customary for the Liquor Sales, and undertaking all Liquor Sales; and

(b)           Expenses.  Be responsible for, and bear the expense of, all accounting, marketing, advertising, special events, and maintenance associated with the Liquor Sales.

7.             LANDLORD’S REPAIRS.

7.1           Landlord Repairs.  Landlord agrees, at no additional cost or expense to Tenant, to maintain and keep in good order, condition and repair the foundations, exterior walls, roof, HVAC, plumbing and electrical systems of the Hotel Casino except for reasonable wear and tear or for any damage thereto caused by any act or negligence of Tenant or its Affiliates, agents, employees, servants, contractors, licensees, customers or business invitees,, which shall be and remain the sole responsibility of Tenant (collectively, the “Landlord’s Repairs”).  It is an express condition precedent to all obligations of Landlord to undertake any of the Landlord’s Repairs that Tenant shall reasonably notify Landlord in writing of the need for such Landlord’s Repairs.

7.2           Right of Entry.  Subject to Nevada Gaming Laws, in addition to any other rights of re-entry herein, Landlord reserves the right to enter the Premises to undertake Landlord’s Repairs or install and maintain energy submeters, conduits and other appurtenances in the soffit or other space above the ceilings or ceiling line, the walls and under any floors of the Hotel Casino.

8.             UTILITIES; TAXES.

8.1           Payment of Utilities.  From and after the Commencement Date, Tenant shall promptly pay all charges for fuel, gas, light, power, water, sewage, garbage disposal, trash, telephone and other utilities and costs of every nature incurred in connection with Tenant’s use and possession of the Leased Assets during the Term, all of which shall be paid directly to the public utility or private company supplying the same when due and without delinquency or, if the charges therefor are billed to Landlord, Landlord will subsequently bill such charges to Tenant at Landlord’s cost therefore calculated proportionally.  Landlord shall not be responsible for any loss, cost, damage, expense or liability Tenant may sustain as a result of a change in character of electric or other utility service or as a result of any public or private company’s failure to supply or reduction in any of the foregoing utility or other services to the Premises.

8.2           Payment of Taxes.  Tenant shall pay all federal, state, county, city, school district and municipal taxes, all assessments, both general and special, including all special charges, benefit assessments or judgments for local improvements and all taxes, assessments or charges of every kind or nature which may be levied against or may become due or payable in respect to (a) the Leased Assets, Tenant’s Property, machinery or equipment owned by, used by, or to be used by Tenant in the operation of the Hotel Casino; (b) the operation of the Hotel Casino, including, without limitation, all sales taxes, food and beverage taxes, and entertainment taxes; and (c) Rent (except income tax).  Such assessments, taxes and charges shall be paid by Tenant directly to the appropriate taxing or collecting authority or, if the same or any portion thereof shall have been billed to Landlord, Landlord will subsequently bill such charges to Tenant and Tenant shall pay such tax bills to Landlord within thirty (30) calendar days after notification by Landlord to Tenant, along with appropriate verification of amounts owing and paid, that the same are due and payable.  Any assessments, taxes and charges to be paid directly by Tenant to any taxing authority shall be paid by Tenant when due and evidence of timely payment thereof shall be provided by Tenant to Landlord promptly after payment upon request by Landlord.  Tenant shall only be responsible for that portion of the assessments, taxes and charges that are due or accrue (i) prior to the term of the Lease if they relate to Tenant’s occupation of the Premises and/or operation of the Hotel Casino and (ii) during the Term.

9.             INSURANCE.

9.1           Property Insurance.  Tenant shall, at all times during the Term and at its own expense, carry fire insurance and full extended coverage protection upon the Premises, including, without limitation, all FF&E, machinery and equipment in, on or about the Premises and the Tenant’s Property.  Such insurance protection shall cover losses in aggregate amounts of not less than one hundred percent (100%) of the full insurable value thereof, with a full replacement cost rider, endorsed and attached thereto.  Such policy shall be payable to Landlord and any mortgagee of Landlord, as their interests may appear.

9.2           Liability Insurance.  Tenant shall, at all times during the Term and at its own expense, maintain in full force and effect for the use and benefit of Landlord, its existing policies of liability insurance under the terms of this Lease and Landlord shall be indemnified and protected against any and all claims for injuries or damages, suffered or alleged to have been suffered by any Person or Persons while in, on or about the Premises and for property damage arising from any and all demands, loss or liability and resulting at any time or times from the injury or death of any Person or Persons or from damage to any and all property, however arising, including, without limitation, food handling.  The insurance required to be provided by the provisions of this Section 9.2 may be provided under the terms of any blanket liability insurance policy carried by Tenant and in such event, in accordance with Section 9.5.1, Tenant shall furnish to Landlord a certificate of insurance evidencing the fact of such insurance on or before the Commencement Date.

9.3           Automobile Insurance.  Tenant shall, at all times during the Term and at its own expense, maintain in full force and effect for the use and benefit of Landlord, its existing policies of automobile liability insurance and Landlord shall be indemnified and protected against any and all claims for injuries or damages, suffered or alleged to have been suffered by an Person or Persons by vehicles owned, non-owned, or hired for use during the Term by or on behalf of Tenant.

9.4           Workers’ Compensation; Employer’s Liability.  Tenant shall, at all times during the Term and at its own expenses, maintain in full force and effect workers’ compensation insurance in accordance with Applicable Laws.  Tenant shall, at all times during the Term and at its own expense, maintain in full force and effect for the use and benefit of Landlord, its existing policies of employer’s liability insurance and Landlord shall be indemnified and protected against any and all claims for injuries or damages, suffered or alleged to have been suffered by an employee of Tenant.

9.5           Insurance Policies — General.

9.5.1        Payment of Premiums; Evidence.  Tenant shall pay all premiums for each policy of insurance required by this Article 9 when due.  Tenant has heretofore forwarded, and from time to time shall forward, to Landlord duplicate originals of certificates of insurance, together with true, correct and complete copies of all such insurance policies, including renewal and replacement policies, together with written evidence that the premiums therefore have been paid in full.

9.5.2        Cancellation.  Each policy of insurance required by this Article 9 shall provide that the same may not be cancelled upon less than thirty (30) calendar days prior written notice to Landlord.  Tenant shall direct Tenant’s insurance carriers to send copies of any and all notification of pending cancellation of insurance for any purpose whatsoever direct to the attention of Landlord at least thirty (30) calendar days prior to cancellation.

9.5.3        Subrogation.  Each policy of insurance required by this Article 9 shall contain an express waiver of any and all right of subrogation thereunder against Landlord, its agents, employees, servants or contractors.  All such policies shall be written as primary policy and not contribution with or in excess of the coverage, if any, that Landlord may carry.  Any provision of this Lease notwithstanding, the amounts of all insurance required hereunder to be paid by Tenant shall be not less than an amount sufficient to prevent Landlord from becoming a co-insurer.

9.5.4        Hazardous Activities.  Tenant shall not use or occupy, or permit the Leased Assets to be occupied or used, in an manner which will increase the rates of any insurance for the Leased Assets, the Property or the overall development within which the Hotel Casino is situated or that will make void or voidable any insurance then in force with respect to the Leased Assets, the Property or the overall development within which the Hotel Casino is situated, or which will make it impossible to obtain fire or other insurance with respect to the Leased Assets, the Property or the overall development within which the Hotel Casino is situated.  If Tenant shall fail to comply with the provisions of this Section 9.5.4, such noncompliance may be deemed, in Landlord’s sole discretion, to be an Event of Default hereunder and Tenant shall indemnify Landlord for any increases in insurance premium charged to Landlord as a result of Tenant’s noncompliance with the Section 9.5.4.

9.5.5        No Prohibited Activity.  Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article or permit any activity which may be prohibited by any standard form of insurance policy.  Tenant agrees to pay any increase in premiums for insurance which may be carried by Landlord on the Property or the overall development in which the Hotel Casino is situated, resulting from the type of operations, of merchandise sold, or services rendered by Tenant or any of its activities in or about the Premises, whether or not Landlord has consented to the same.

9.5.6        Additional Insureds.  Each policy of insurance required by this Article 9 shall name Landlord or its successors or Affiliates as an additional insured thereunder.

9.6           Insurance Obligations under Loan Agreement.  Article VI of the Loan Agreement is hereby incorporated by reference and shall survive any foreclosure of the Loan for the benefit of Lender. Tenant’s maintenance of all insurance coverages required to be carried by the borrower under the Loan Agreement shall be deemed to satisfy the Tenant insurance requirements of this Article 9.

10.           LIENS.

10.1         Liens.  Tenant shall at all times indemnify, save and hold Landlord, the Premises, the Property and the leasehold created by this Lease free of and harmless from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant, or out of any work performed, material furnished, or obligations incurred by Tenant in, upon or otherwise in connection with the Leased Assets.  Tenant shall, at its sole cost and expense, within sixty (60) calendar days after filing of any lien of record, obtain the discharge and release thereof.  Provided, however, if Tenant disputes the validity of any lien, Tenant shall be given a reasonable amount of time to resolve such dispute and obtain the discharge and release of such lien.

11.           INDEMNIFICATION.

11.1         Indemnification by Tenant.  Tenant hereby indemnifies, saves and holds Landlord, the Leased Assets, the Property, and the leasehold estate created by this Lease free of and harmless from any and all liabilities, losses, costs, expenses, including reasonable attorneys’ fees (at trial and on appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatsoever in connection with, resulting from or arising out of or by reason of any direct or indirect use, misuse, occupancy, possession, act, omission or negligence of, Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees while in, upon, about or in any way connected with the Leased Assets, the Property, or the overall development in which the Premises is situated or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any Person or property whatsoever, occurring in, upon, about or in any way connected with the Leased Assets or any portion thereof.  Tenant’s indemnification obligations shall include all obligations and liabilities arising from Tenant’s occupation of the Premises (whether prior to or during the Term) and all matters pertaining to Tenant’s employees.

11.2         Indemnification by Landlord.  Landlord hereby indemnifies, saves and holds Tenant, the Leased Assets, the Property, and the leasehold estate created by this Lease free of and harmless from any and all liabilities, losses, costs, expenses, including reasonable attorneys’ fees (at trial and on appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatsoever in connection with, resulting from or arising out of or by reason of any intentional act, omission or negligence of, Landlord, its agents, employees, servants, contractors, licensees, customers or business invitees while in, upon, about or in any way connected with the Leased Assets or Property.

12.           SUBORDINATION.

12.1         Subordination..  This Lease and Tenant’s rights hereunder are and shall remain subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Leased Assets, or any portion thereof, the Property or the overall development within which the Hotel Casino is situated.

12.2         Deemed Prior Lien.  In the event that the mortgagee or beneficiary of any such mortgage, deed of trust, or other encumbrance  elects to have this Lease deemed a prior lien to its mortgage, deed of trust, or other encumbrance, then and in such event, upon such mortgagee’s or beneficiary’s giving written notice to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust, or other encumbrance, whether this Lease is dated prior to or subsequent to the date of recordation of such mortgage, deed of trust, or other encumbrance.  If this Lease is deemed a prior lien and this Lease is not automatically terminated by any applicable foreclosure, then the Term shall automatically become a month-to-month tenancy and Landlord shall have the right to terminate this Lease upon thirty (30) days prior written notice to Tenant.

12.3         Attornment.  If any mortgagee (or its nominee or designee) shall succeed to the rights of Landlord hereunder through possession or foreclosure action, deed in lieu of foreclosure or otherwise, or another person purchases the Property or the portion thereof containing the

Premises upon or following foreclosure or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Landlord’s mortgagee (or its nominee or designee) or such purchaser (Landlord’s mortgagee, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor Landlord”), Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord hereunder and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease except as otherwise provided below; provided, however, that such Successor Landlord may at any time elect to terminate this Lease in its sole discretion.  Any such termination shall be followed by a period not to exceed one hundred twenty (120) days during which Tenant shall reasonably cooperate with Successor Lender and any casino operator selected by Successor Landlord to transition the operation of the Hotel Casino.  If this Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu thereof, upon request of Successor Landlord, Tenant shall, promptly execute and deliver a direct lease with Successor Landlord which direct lease shall be on substantially the same terms and conditions as this Lease (subject, however, to the provisions of following clauses (a)-(f) of this Section 3) and shall be effective as of the day this Lease shall have terminated as aforesaid.  Notwithstanding the continuation of this Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor Landlord and Tenant as aforesaid, Successor Landlord shall not:

a.             be liable for any previous act or omission of Landlord (or its predecessors in interest);

b.             be subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

c.             be liable or obligated to comply with or fulfill any of the obligations of Landlord hereunder or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items;

d.             be required to account for any security deposit other than any security deposit actually delivered to Successor Landlord; or

e.             bound by any modification of this Lease made without the written consent of Successor Landlord if such party had a consent right under the Loan Documents at the time that such modification was executed and such modification was executed without such party’s consent.

13.           ASSIGNMENT AND SUBLETTING.

13.1         Assignment With Consent.   Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, or sublet the Leased Assets or any portion thereof, or license the use of all or any portion of the Leased Assets without the prior express written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, (i) any assignment, sublease or outsourcing by Tenant shall be freely permitted to the extent such assignment, sublease or outsourcing is not in violation of the borrower’s covenants under the Loan Agreement; and (i) that any leases or subleases of the Leased Assets existing as of the Commencement Date shall be expressly permitted hereunder.  If any of the foregoing prohibited acts shall be effected by Tenant or if any part of the Leased Assets be occupied by anybody other than Tenant, other than as provided for herein, Landlord may collect rent from the assignee, transferee, subtenant, concessionaire, licensee, occupant or the like, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this Article 13, or the acceptance of the third Person thereof as Tenant, or a release of Tenant from the further performance by Tenant of this Lease.  Notwithstanding the foregoing, any Successor Landlord (as defined herein) shall have the right, in its reasonable discretion, to prohibit any assignment, sublease, or outsourcing.

13.2         No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all existing subleases or subtenancies, or operate as an assignment to the Landlord of any and all such subleases or subtenancies as determined by Landlord, exercisable in Landlord’s sole discretion.

14.           INSOLVENCY AND DEATH.

14.1         No Passage by Law.  It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy or inheritance act, or any similar Applicable Law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other Person whomsoever without the express prior written consent of Landlord, exercisable in Landlord’s sole discretion.

15.           REPRESENTATIONS AND WARRANTIES.

15.1         Representations and Warranties of Landlord.  Landlord hereby makes the following representations and warranties to Tenant as of the Effective Date:

(a)           Landlord has the capacity to enter into and to carry out the terms and provisions of this Lease, including, without limitation, the lease to Tenant of the Leased Assets, and other than the Approvals of the Nevada Gaming Authorities, no Approval of any Governmental Authority or any other third Person is required in connection therewith, and this Lease constitutes the legal, valid and binding Lease of Landlord, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;

(b)           Neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other Lease or arrangement to which Landlord is a party or by which Landlord or the Lease Assets, as applicable, is bound; and

(c)           No representation or warranty by Landlord contained in this Lease contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement and facts contained herein not misleading.

15.2         Representations and Warranties of Tenant.  Tenant hereby makes the following representations and warranties to Landlord as of the Effective Date:

(a)           Tenant has the full right, power and lawful authority to enter into and to carry out the terms and provisions of the Lease, including, without limitation, the lease from Landlord of the Leased Assets, no Approval of any Governmental Authority or any other third Person is required in connection therewith and this Lease constitutes the legal, valid and binding Lease of Tenant, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;

(b)           Neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other Lease or arrangement to which Tenant is a party or by which it or Tenant’s Property, as applicable, is bound; and

(c)           No representation or warranty by Tenant contained in this Lease contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement and facts contained therein not misleading.

(d)           Tenant has all gaming licenses required under Nevada Gaming Laws and liquor licenses required by Applicable Law to operate the Premises as provided in Section 5.1 of this Lease.

16.           DAMAGE; DESTRUCTION; CONDEMNATION.

16.1         Continuation of Rent.  Should the Leased Assets be damaged or destroyed to the extent that such damage or destruction substantially interferes with the operations of the Hotel Casino and was not caused by the fault or negligence of Tenant, or its Affiliates, agents, employees, servants, contractors, licensees, customers or business invitees, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party of such election in writing within thirty (30) calendar days after such damage or destruction; provided, however, if Tenant notifies Landlord in writing within thirty (30) calendar days of such damage or destruction of Tenant’s election to restore or repair the Leased Assets and proceeds to and does restore or repair the Leased Assets with all reasonable diligence, at its sole expense, to the condition in which they were immediately prior to such destruction or damages, the Lease shall not terminate, but shall continue in full force and effect.  During any period of reconstruction, Tenant’s obligations under this Lease shall continue, but rent shall be abated to the extent (and only in a proportionate amount) that the Premises are non-usable.

16.2         Partial Condemnation.  If a partial portion of the Premises shall be taken by condemnation, then a just portion of the Rent shall be abated according to the nature and extent of the taking, appropriation and/or injuries sustained by the Premises, including the portion required by Tenant to make such restoration or repairs necessitated by the taking, from the time of such taking, appropriation or injury until restoration.  Except for such abatement, Tenant shall not participate in any other respect in any part of the condemnation award that may be made.  Nothing herein contained, however, shall preclude Tenant from asserting as against the condemning authority its claim for injury or damages occasioned by such condemnation to Tenant’s Property or the operations of the Hotel Casino provided the same does not decrease Landlord’s condemnation award.

16.3         Full Condemnation.  If the entire portion of the Premises shall be taken by condemnation, or a partial portion of the Premises shall be taken by condemnation and the portion remaining is not reasonably susceptible to the operations of the Hotel Casino, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other Person of such election in writing within thirty (30) calendar days after such taking and Tenant shall not participate in any other respect in any part of the condemnation award that may be made.  Nothing herein contained, however, shall preclude Tenant from asserting as against the condemning authority its claim for injury or damages occasioned by such condemnation to the Tenant’s Property or the operations of the Hotel Casino provided the same does not decrease Landlord’s condemnation award.

17.           RIGHT OF ACCESS.

17.1         Right of Re-Entry.  Subject to Nevada Gaming Laws, Landlord and its authorized agents and representatives shall be entitled to enter the Premises at any reasonable time for the purpose of (a) observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Leased Assets; (b) inspecting the Leased Assets or any portion thereof; and (c) inspecting the Leased Assets relative to concerns over use, storage or disposal of Hazardous Materials.  Entry into the Premises obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

18.           EXPENDITURES BY LANDLORD.

18.1         Expenditures.  Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant.

19.           ESTOPPEL CERTIFICATE.

19.1         Estoppel Certificate.  Tenant agrees that within thirty (30) calendar days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord and/or Landlord’s designee a recordable certificate stating that this Lease is in full force and effect, such defenses or offsets as are claimed by Tenant, if any, the date to which all rentals have been paid, and such other information as reasonably and customarily contained in a commercial estoppel certificate concerning the Lease, the Premises and Tenant as Landlord or the Lender or said designee may request.  In the event that Tenant fails to execute and/or deliver any such certificate or offset statement to Landlord within said thirty (30) calendar days, (i) Tenant shall be deemed to have represented and warranted that the Lease is in full force and effect and that Landlord is not in default under the Lease, and (ii) Tenant shall be deemed in violation of this Lease and Landlord shall have the rights and remedies for Events of Default pursuant to the terms hereof.

20.           DEFAULT; REMEDIES.

20.1         Tenant’s Default.  The occurrence of any one or more of the following events shall be an “Event of Default” under this Lease:

(a)           Tenant shall default in the payment of any sum of money required to be paid hereunder and such default continues for ten (10) Business Days after written notice thereof from Landlord to Tenant;

(b)           Tenant shall default in the performance of any other term, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for thirty (30) calendar days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said thirty (30) calendar-day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said thirty (30) calendar-day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence;

(c)           Tenant shall vacate or abandon the Leased Assets during the Term and not otherwise be current in its rental and other obligations under this Lease;

(d)           There is filed any petition in bankruptcy by or against Tenant, which petition is not dismissed within ninety (90) days of its filing, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of execution or attachment against Tenant and such levy continues in effect for a period of sixty (60) calendar days;

(e)           Tenant shall do, or permit to be done, any act which creates a mechanic’s lien or claim thereof against the Leased Assets or the Property and fails to timely discharge same;

(f)            Tenant shall fail to maintain all necessary approvals, permits and waivers under the Nevada Gaming Laws to operate the Hotel Casino; or

(g)           Tenant shall fail to furnish Landlord with proof of any insurance policy required to be maintained by Tenant, and such default shall continue for twenty (20) calendar days after written notice from Landlord.

20.2         Remedies.  Upon the occurrence of an Event of Default, in addition to any other rights or remedies provided for herein or available at law or in equity, Landlord, at its sole option, shall have the following rights:

(a)           The right to declare the Term ended and, subject to Nevada Gaming Laws, to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Leased Assets; or

(b)           The right, whether or not the Premises or any part thereof be relet, until the end of what would have been the Term in the absence of such Event of Default, to hold Tenant liable to Landlord and pay to Landlord monthly an amount equal to the amount due as Rent, less the net proceeds for said month, if any, of any reletting after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, court costs, reasonable attorneys’ fees, and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full).

20.3         Additional Re-Entry Rights.  Subject to Nevada Gaming Laws, pursuant to said rights of re-entry above, Landlord shall have the right to remove all Persons from the Premises and the right, but not the obligations, to remove all Tenant’s Property therefrom, and the right, but not the obligation, to enforce any rights Landlord may have against said Tenant’s Property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof.  Notwithstanding anything contained herein to the contrary, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other sum of money thereafter to accrue hereunder, or Tenant’s liability for damages under any of the provisions hereof, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Leased Assets, unless Landlord shall have specifically, with reference to this Section 20.3, notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability hereunder of Tenant to Landlord.

20.4         Waiver by Landlord.  The waiver by Landlord of any particular Event of Default or breach of any of the terms, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent Event of Default or breach of the same or any other term, covenant or condition contained herein.  Landlord’s failure to insist upon strict performance of any of the terms, conditions or covenants herein shall not be deemed to be a waiver of any rights or remedies of Landlord.  The subsequent acceptance of Rent by Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular Rent or other payment or portion thereof so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental or other payment.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent shall be deemed to be other than on account of the earliest Rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in law or equity.  This Section 20.4 may not be waived.

20.5         Quiet Possession.  Tenant, upon paying the Rent, and upon Tenant’s performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Leased Assets during the Term without any disturbance from Landlord or from any other Person claiming through Landlord.

20.6         Default by Landlord.  It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord’s part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) calendar days of receipt of said notice.  Notwithstanding any other provisions hereof, Tenant agrees that if the default complained of in the notice provided for by this Section 20.6 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured by Landlord within said thirty (30) calendar-day period, then such default shall be deemed to be rectified or cured if Landlord within a thirty (30) calendar-day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

For so long as the Loan is outstanding, Tenant shall promptly notify Lender of any default by Landlord hereunder and of any act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease or to claim a partial or total eviction, which continues beyond any applicable cure period.  In the event of a default Landlord hereunder which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to abate or offset against the payment of rent or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until Tenant has given written notice of such default, act or omission to Lender and (b) unless Lender has failed, within thirty (30) days, unless this Lease provides for a longer cure period in which case such longer cure period shall apply, after Lender receives such notice to cure or remedy the default, act or omission or, if such default, act or omission is not reasonably capable of being remedied by Lender within such thirty (30) day or longer cure period, as applicable, until a reasonable period for remedying such default, act or omission not to exceed the greater of (i) ninety (90) days or (ii) the period to which Landlord would be entitled under the Lease, after similar notice, to effect such remedy, shall have elapsed following the giving of notice to Lender, provided that Lender shall with due diligence give Tenant written notice of its intention to, and shall commence and continue to, remedy such default, act or omission.  Nothing contained herein, however, shall be construed or operate to obligate or require Lender to remedy such default, act or omission.  To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

21.           FORCE MAJEURE.

21.1         Force Majeure.  Whenever a day is appointed herein on which, or a period of time is appointed in which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of calendar days on or during which such party is prevented from or is unreasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent, except as may be specifically provided in this Lease.

22.           GENERAL.

22.1         Limitation of Claims.  Tenant understands and agrees that any claims by Tenant against Landlord with respect to this Lease shall be limited to the assets of the beneficial owner of the Leased Assets.  Tenant expressly waives any and all rights to proceed against the individual partners or against the officers, directors or stockholders of any corporate partner of such beneficial owner, except to the extent of their interests therein.

22.2         Notices.  All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, facsimile, nationally recognized private courier or overnight delivery service, or by United States mail.  Notices delivered by mail shall be deemed given three (3) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail.  Notices delivered by hand shall be deemed given upon receipt.  Notices delivered by facsimile, nationally recognized private courier or overnight delivery shall be deemed given on the first business day following transmission (in the case of facsimiles) or deposit with the relevant courier or service; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) Business Days after its transmission by facsimile.  All notices shall be addressed as follows:

If to Landlord:                       PH Fee Owner LLC

3667 Las Vegas Boulevard, South

Las Vegas, Nevada 89109

Attention:  General Counsel

Facsimile:  (702) -

If to Tenant:                          OpBiz, L.L.C.

3667 Las Vegas Boulevard, South

Las Vegas, Nevada 89109

Attention:  General Counsel

Facsimile:  (702) -

22.3         Entire Agreement.  This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written.

22.4         Severability.  If any part of this Lease is determined to be void, invalid or unenforceable, such void, invalid, or unenforceable portion shall be deemed to be separate and severable from the other portions of this Lease, and the other portions shall be given full force and effect, as though the void, invalid or unenforceable portions or provisions were never a part of the Lease.

22.5         Amendment and Modification.  No supplement, modification, waiver or termination of this Lease shall be binding unless executed in writing by the party to be bound.  No waiver of any of the provisions of this Lease shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

22.6         Headings.  Article, Section, Subsection or clause headings are not to be considered part of this Lease and are included solely for convenience and reference and shall not be held to define, construe, govern or limit the meaning of any term or provision of this Lease.  References in this Lease to an Article, Section, Subsection or clause, or any similar reference, shall be reference to an Article, Section, Subsection or clause of this Lease unless otherwise stated or the context otherwise requires.

22.7         Successors.  All of the terms, provisions and obligations of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

22.8         Governing Law; Jurisdiction.  This Lease has been prepared, executed and delivered in, and shall be interpreted under, the internal laws of the State of Nevada, without giving effect to its conflict of law provisions.   Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Lease or the transactions contemplated hereby in (a) the courts of Clark County, State of Nevada, or (b) the United States District Court for the District of Nevada, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

22.9         Waiver of Jury Trial; Counterclaims.  The parties shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Assets, and/or any claim of injury or damage.  In the event Landlord commences any proceedings for non-payment of any Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings.  This shall not, however, be construed as a waiver of the Tenant’s right to assert such claims in any separate action or actions brought by Tenant.

22.10       Attorneys’ Fees.  In the event any party incurs legal fees or other costs to enforce any of the terms of this Lease, to resolve any dispute with respect to its provisions, or to obtain damages for breach thereof, whether by prosecution or defense, the nonprevailing party to such action shall pay the prevailing party’s reasonable expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in such action.

22.11       Interpretation.  This Lease is to be deemed to have been prepared jointly by the parties hereto, and if any inconsistency or ambiguity exists herein, it shall not be interpreted against either party but according to the application of rules of the interpretation of contracts, if such an uncertainty or ambiguity exists.  Each party has had the availability of legal counsel during the joint preparation of this Lease.  In the interpretation of this Lease, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein.  Syntax shall yield to the substance of the terms and provisions hereof.

22.12       Third Parties.  Nothing in this Lease, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Lease.

22.13       Expenses.  Each party shall bear its own expenses incurred by it in connection with the negotiation, execution and delivery of this Lease, including without limitation, the fees and expenses of each party’s legal counsel and accountants.

22.14       Waiver of Rights.  Without limiting the provisions of Section 20.5, failure to insist on compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such rights or powers at any other time or times.

22.15       Further Assurances.  Each party will, from time to time after the execution of this Lease, execute and deliver such instruments, documents and assurances and take such further acts as the other party may reasonably request to carry out the purpose and intent of this Lease without undue delay.  Any party who fails to comply with this Section 22.15 shall reimburse the other party for any direct expenses, including attorneys’ fees and court costs, which, as a result of this failure, become reasonably necessary for carrying out this Lease.

22.16       Counterparts.  This Lease may be executed in counterparts, each of which so executed shall be deemed an original, and both of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

“LANDLORD”

PH FEE OWNER, LLC,
a Delaware limited liability company

By:
Name:
Its:

“TENANT”

OPBIZ, L.L.C.,
a Nevada limited liability company

By:
Name:
Its:

GLOSSARY

As used in this Lease, the following capitalized terms shall have the following meanings:

“Affiliates” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

“Applicable Laws” means, without limitation, any and all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judgments, decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law, and includes, without limitation, Nevada Gaming Laws.

 “Business Days” means Monday through Friday other than those days on which banks and governmental institutions in the State of Nevada are typically closed.

“Casino” shall have the meaning provided in Section 6.1.

“Commencement Date” shall have the meaning provided in Section 2.1.

“Debt” shall mean the indebtedness described in the Loan Agreement.

“Effective Date” shall have the meaning provided in the Introduction hereto.

“FF&E” shall mean furniture, non-fixed fixtures, equipment placed in the Premises by Tenant.

“Gaming Equipment” means any and all gaming devices (as defined in NRS § 463.0155), gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of a casino, including, without limitation, slot machines, gaming tables, cards, dice, chips, tokens, player tracking systems, cashless wagering systems (as defined in NRS § 463.014) and associated equipment (as defined in NRS § 463.0136), which are located at the Premises as of the Effective Date and used or usable exclusively in present or future Gaming Operations or ordered for future Gaming Operations as of the Commencement Date.

“Gaming Operations” shall mean the operation of slot machines and live games at the Premises.

“Governmental Authority” means any Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, instrumentality, body, court, tribunal, arbitrator or arbitral body, including, without limitation, the Nevada Gaming Authorities.

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“Hazardous Materials” means substances defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 43 U.S.C. Section 9601 et. seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” under the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et. seq., as amended, and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq., as amended, or as otherwise defined under comparable state law.

“Hotel Casino” shall have the meaning provided in Recital A.

“Landlord” shall have the meaning provided in the Introduction hereto.

“Lease” shall have the meaning provided in the Introduction hereto.

“Leased Assets” shall have the meaning provided in Recital A.

“Liquor Sales” shall have the meaning provided in Section 6.6.

“Loan Agreement” shall mean that certain Loan Agreement of even date herewith between Landlord and Tenant, collectively as borrower, and Column Financial, Inc., as lender.

“Nevada Gaming Authorities” means collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and all other state and local regulatory and licensing bodies with authority over gaming activities and devices in the State of Nevada.

“Nevada Gaming Laws” means all laws pursuant to which any Nevada Gaming Authority possesses regulatory, licensing or permit authority over gaming or the distribution of gaming devices and associated equipment, codified in NRS Chapter 463 and the regulations of the Nevada Gaming Commission promulgated thereunder.

“NRS” means the Nevada Revised Statutes, currently in effect and as amended from time to time.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, or association.

“Premises” shall have the meaning provided in Recital A.

“Property” shall have the meaning provided in Recital A.

“Redemption Regulation” shall have the meaning provided in Section 6.5.

“Rent” shall have the meaning provided in Section 3.1.

“Tenant” shall have the meaning provided in the Introduction hereto.

“Tenant’s Property” shall mean any personal property installed or placed in or on the Premises by Tenant.

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“Term” shall have the meaning provided in Section 2.2.

“Timeshare Operations Space” shall mean an area of the Premises, not in excess of twenty-five thousand (25,000) square feet, used or to be used by Landlord and/or Landlord’s subsidiary, TSP Owner LLC, and/or its affiliates, in connection with the ownership, development, operation and sales of the Timeshare Project (as defined in the Loan Agreement).

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EXHIBIT A

DESCRIPTION OF THE PREMISES